UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2010

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Specific information is provided in this report for executive compensation actions approved by the Human Resources Committee of our Board of Directors (the "Committee") for: Gary M. Rodkin, President and Chief Executive Officer; John F. Gehring, Executive Vice President and Chief Financial Officer; Andre J. Hawaux, President, Consumer Foods; Scott Messel, Senior Vice President, Treasurer and Assistant Corporate Secretary; and Robert F. Sharpe, Jr., Executive Vice President, Chief Administrative Officer and President, Commercial Foods. These officers were named in the summary compensation table included in our proxy statement for our 2009 annual stockholders’ meeting, and we refer to these officers in this report as the "named executive officers". The Committee established the annual incentive program and granted stock options under the long term incentive program (discussed in the paragraphs that follow) for the 2011 fiscal year that began May 31, 2010. The programs were approved for all eligible participants, but specific information is provided herein for the named executive officers. The Committee also approved an increase to Mr. Gehring’s base salary to $500,000 per year.

FY2011 Annual Incentive Plan. On July 20, 2010, the Committee established the fiscal 2011 annual incentive plan. The plan provides a fiscal 2011 cash incentive opportunity for participants based on our achievement of pre-established financial objectives. Payouts to the named executive officers require the achievement in fiscal 2011 of a minimum level of diluted earnings per share from continuing operations and a minimum level of company-wide profit before tax. No named executive officer is guaranteed a minimum award. High levels of financial performance can result in payouts up to 200% of targeted amounts. The Committee also retained the discretion to modify payout levels based on (1) the methods in which actual financial results are achieved, (2) individual performance and (3) extraordinary corporate events.

The Committee established target incentives for each named executive officer under the fiscal 2011 annual incentive plan. These targets are approved as a percentage of base salary. The approved targeted incentives are: Mr. Rodkin, 200% of base salary; Messrs. Gehring, Hawaux and Sharpe, 100% of base salary; and Mr. Messel, 70% of base salary.

Any actual payout (including any above target payout) will depend on our performance in fiscal 2011 and be made, if at all, following the end of fiscal 2011.

FY2011 Stock Option Grants. On July 25, 2010, the Committee approved stock option grants under the long term incentive program for the named executive officers.

The stock options were granted on July 25, 2010 under the ConAgra Foods 2009 Stock Plan. The stock options have a seven-year term, an exercise price at the closing market price of our common stock on July 23, 2010, and are scheduled to vest 40% on the first anniversary of the date of grant, and 30% on each of the second and third anniversaries of the date of grant. The stock options granted to the named executive officers on July 25, 2010 were for the following number of shares of common stock: Mr. Rodkin, 500,000 shares; Messrs. Gehring and Hawaux, 160,000 shares; Mr. Messel, 60,000 shares; and Mr. Sharpe, 180,000 shares.

Mr. Peter M. Perez, our former Executive Vice President, Human Resources, was also named in the summary compensation table included in our proxy statement for our 2009 annual stockholders’ meeting, but he ceased to be an executive officer on October 30, 2009 and separated from ConAgra Foods, Inc. on December 31, 2009. Accordingly, none of the information above impacts Mr. Perez.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

July 26, 2010	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary